Exhibit 10.1

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment (this “Amendment”) is effective as of May 10, 2024 (the “Second Amendment Date”) and is made to that certain License Agreement by and between Vanderbilt University, a not-for-profit corporation, organized and existing under the laws of the state of Tennessee (“Vanderbilt”), and Neumora Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, with a principal place of business at 490 Arsenal Way, Suite 200, Watertown, Massachusetts, 02472 (“Neumora”) effective as of the 10th day of February, 2022 as amended by the First Amendment to License Agreement dated as of July 17, 2023 (the “Agreement”). Each of Neumora and Vanderbilt may be referred to individually as a “Party” and collectively as the “Parties”. All Capitalized terms used but not defined herein will have the meaning given to such terms in the Agreement.

RECITALS

WHEREAS, Neumora and Vanderbilt have previously entered into a sponsored research agreement effective as of February 10, 2022, as amended but now expired (the “First SRA”), under which Vanderbilt developed additional M4 PAM compounds (the “Additional M4 PAM Compounds”) and granted Neumora an option to include Vanderbilt’s rights in the Additional M4 PAM Compounds as licensed rights under the License Agreement. Neumora exercised such option in the Option Exercise Notice dated as of November 14, 2023, and such rights are now Licensed Intellectual Property under the Agreement; and

WHEREAS, Neumora and Vanderbilt have entered into a second sponsored research agreement effective as of the Second Amendment Date (the “Second SRA”) to develop data for the Additional M4 PAM Compounds and grant Neumora an option to include Vanderbilt’s rights in any further patents that may arise from this Second SRA as licensed rights under the Agreement(i.e., as Improvement Patents); and

WHEREAS, the Parties desire to make certain amendments to the Agreement to clarify that the reference to the sponsored research agreement in the Agreement refers to each of the First SRA and the Second SRA and all Neumora rights and options arising from Vanderbilt’s activities under the Second SRA apply equally as if Vanderbilt’s activities were conducted under the First SRA;

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1.1
New Definitions. The definition of “SRA” in the Recitals is deleted and the following definition of “SRA” is hereby inserted at the end of Article 1:

“SRA” means each of (1) the Sponsored Research Agreement between the Parties with an effective date of the Effective Date of this Agreement, as amended and (2) the

Sponsored Research Agreement between the Parties with an effective date of the Effective Date of the Second Amendment Date.

1.2
Counterparts; Electronic Delivery. This Amendment may be executed in counterparts, including by facsimile or by electronic scan copies delivered by email, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered electronically (e.g., by email of executed PDF copies or by facsimile) and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

* * * * * * *

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Second Amendment Date.

NEUMORA THERAPEUTICS, INC. VANDERBILT UNIVERSITY

By:___/s/ Henry Gosebruch___________ By: ___/s/ Alan Bentley________________

Title: President & CEO Title: Asst. Vice Chancellor, Technology Transfer

Date: _______________________________ Date: ______________________________